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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MAXIM PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of Incorporation or Organization)

                                   87-0279983
                      (I.R.S. Employer Identification No.)

                           8899 University Center Lane
                                    Suite 400
                           San Diego, California 92122
                    (Address of Principal Executive Offices)

         Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

         Title of each class to be so registered: Not applicable

         Name of each exchange on which each class is to be registered: Not applicable

             If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

             If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

             Securities Act registration statement file number to which this form relates: Not applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                                (Title of Class)


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                                EXPLANATORY NOTE

             The purpose of this Form 8-A filing is to change the registration of the Maxim Pharmaceuticals, Inc. (the "Company") common stock, par value $0.001 per share (the "Common Stock"), and the redeemable common stock purchase warrants (the "Redeemable Warrants") from being registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to a registration under Section 12(g) of the Exchange Act in connection with the listing of the Common Stock and the Redeemable Warrants on the Nasdaq Stock Market's National Market System ("Nasdaq"). The Common Stock and the Redeemable Warrants are currently registered under Section 12(b) of the Exchange Act and are listed on the American Stock Exchange ("AMEX"). The Company anticipates that the listing of the Common Stock and the Redeemable Warrants on the AMEX will be terminated following the listing of the Common Stock and the Redeemable Warrants on the Nasdaq.

Item 1.  Description of Registrant's Securities to be Registered

             For a full description of the Common Stock and Redeemable Warrants being registered hereby, reference is made to the information contained in a registration statement on Form SB-2 (File No. 333-4854-LA) filed with the Securities and Exchange Commission (the "SEC") on May 21, 1996 and any amendments or reports filed for the purpose of updating such description, including the Company's Form 8-K filed March 2, 2000. The information contained in the registration statement and any amendments or reports filed for the purpose of updating such description are incorporated herein by reference.

Item 2.  Exhibits

         3.1      Amended and Restated Certificate of Incorporation of
                  Registrant. (1)

         3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)

         3.3      Bylaws of Registrant. (1)

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(1)      Previously filed together with Registrant's Registration Statement on
         Form SB-2 (File No. 333-4854-LA) or amendments thereto and incorporated herein by reference.

(2) Previously filed together with Registrant's Registration Statement on Form S-3 (File No. 333-84711) or amendments thereto and incorporated herein by reference.

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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2000

MAXIM PHARMACEUTICALS, INC.

By:          /s/ DALE A. SANDER
             -----------------------------
             Dale A. Sander
             Vice President, Finance,
             Chief Financial Officer
             and Secretary